UNITED TEXTILES & TOYS CORP.
                            1410 Broadway, Suite 1602
                            New York, New York 10018

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To
                          Be Held on November 10, 1998

To the Shareholders of UNITED TEXTILES & TOYS CORP.


     NOTICE IS HEREBY GIVEN that an Annual Meeting of United Textiles & Toys Corp. (?the Company?) will be held at the offices of Klarman & Associates at 14 East 60th Street, Suite 402, New York, New York, on November 10, 1998, at 12:00 p.m. EST, for the following purposes:

     1. To elect four (4) Directors to the Company's Board of Directors to hold office for a period of one year or until their successors are duly elected and qualified; and

     2. To transact such other business as properly may be brought before the meeting or any adjournment thereof.

     The close of business on September 28, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment thereof.

     You are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, date, and sign the accompanying proxy, and return it promptly in the enclosed envelope to assure that your shares are represented at the meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy automatically will be revoked if you execute the accompanying proxy or if you notify the Secretary of the Company, in writing, prior to the Annual Meeting of Shareholders.

                                              By order of the Board of Directors

                                                         Allean Goode, Secretary

Dated: October 21, 1998

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                          UNITED TEXTILES & TOYS CORP.
                            1410 Broadway, Suite 1602
                            New York, New York 10018

                                 PROXY STATEMENT

                                       FOR

                         Annual Meeting of Stockholders
                         To Be Held on November 10, 1998


         This proxy statement and the accompanying form of proxy were mailed on October 21, 1998 to the stockholders of record (as of September 28, 1998) of United Textiles & Toys Corp., a Delaware corporation (?the Company?), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting to be held on November 10, 1998 and at any adjournment thereof.

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

         Shares of the Company's Common Stock, par value $.001 per share (?the Common Stock?), represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted FOR the proposal to elect four (4) Directors to the Company's Board of Directors to hold office for a period of one year or until their successors are duly elected and qualified.

         Any such proxy may be revoked at any time before it is voted. A stockholder may revoke this proxy (i) by notifying the Secretary of the Company, either in writing prior to the Annual Meeting or in person at the Annual Meeting; (ii) by submitting a proxy bearing a later date; or (iii) by voting in person at the Annual Meeting. An affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to elect the Directors. A stockholder voting through a proxy who abstains with respect to the election of Directors is considered to be present and entitled to vote on the election of Directors at the meeting, and his abstention is, in effect, a negative vote; however, a stockholder (including a broker) who does not give authority to a proxy to vote or who withholds authority to vote on the election of Directors shall not be considered present and entitled to vote on the election of Directors. A stockholder voting through a proxy who abstains with respect to approval of any other matter to come before the meeting is considered to be present and entitled to vote on that matter, and his abstention is, in effect, a negative vote; however, a stockholder (including a broker) who does not give authority to a proxy to vote or who withholds authority to vote on any such matter shall not be considered present and entitled to vote thereon.

         The Company will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its Executive Officers and certain Directors to solicit proxies from stockholders in person and by mail, telegram, and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements, and other material to the beneficial owners of the Common Stock held of record by such persons, and the Company may reimburse same for reasonable out-of-pocket expenses incurred by same in so doing.

         The Report on Form 10-KSB for the fiscal year ended March 31, 1998, including audited financial statements, and the quarterly report on Form 10-QSB for the quarter ended June 30, 1998, including unaudited financial statements, accompany this proxy statement.

     The principal executive offices of the Company are located at 1410 Broadway, Suite 1602 New York, New York 10018; the Company's telephone number is 212-391-1111.

Certain Reports

         No person (?a Reporting Person?) who during the fiscal year ended December 31, 1997 was a Director, Officer, or beneficial owner of more than ten percent of the Company's Common Stock [which is the only class of securities of the Company registered under Section 12 of the Securities Exchange Act of 1934 (?the Act?)], failed to file on a timely basis reports required by Section 16 of the Act during the most recent fiscal year or prior years, except that Multimedia Concepts International, Inc., failed to file a Form 3 upon its purchase of shares of the Company in excess of 10% in December 1997. Multimedia Concepts International, Inc., has agreed to prepare and file one as soon as practicable. The foregoing is based solely upon a review by the Company of (i) Forms 3 and 4 during the most recent fiscal year as furnished to the Company under Rule 16a-3(d) under the Act; (ii) Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year; and (iii) any representation received by the Company from any reporting person that no Form 5 is required, except as described herein.


                   VOTING SECURITIES AND SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The securities entitled to vote at the meeting are the Company?s Common Stock, par value $.001 per share. The presence, in person or by proxy, of a majority of shares entitled to vote will constitute a quorum for the meeting. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. The close of business on September 28, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment thereof. At that date, 4,550,236 shares of Common Stock were outstanding. Voting of the shares of Common Stock is on a non-cumulative basis.

         The following table sets forth information as of September 28, 1998 with respect to the beneficial ownership of shares of Common Stock by (i) each person (including any ?group? as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock; (ii) each Director; and (iii) all Officers and Directors as a group.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information at September 28, 1998, with respect to the beneficial ownership of Common Stock by (i) each person known by the Company to be the owner of 5% or more of the outstanding Common Stock; (ii) by each Director; (iii) and by all Officers and Directors as a group. Except as otherwise indicated below, each named beneficial owner has sole voting and investment power with respect to the shares of Common Stock listed.


Name and Address                               Amount and Number
of Beneficial Owner                            of Beneficial Owner (1)              Percentage of Class (1)(2)
-------------------                            -----------------------


Multimedia Concepts                            3,571,429                            78.5%
International, Inc.
1410 Broadway, Suite 1602
New York, New York  10018

Ilan Arbel (3)                                 3,571,429                             78.5%
c/o United Textiles &
Toys Corp.
1410 Broadway, Suite 1602
New York, New York  10018

Allean Goode                                   --                                     --
c/o United Textiles &
Toys Corp.
1410 Broadway, Suite 1602
New York, New York  10018

Moses Mika                                     --                                     --
c/o United Textiles &
Toys Corp.
1410 Broadway, Suite 1602
New York, New York  10018

Rivka Arbel (1)                                --                                     --
c/o United Textiles & Toys Corp.
1410 Broadway, Suite 1602
New York, New York  10018

Europe American                                420,000                              9.2%
Capital Foundation
Box 47
Tortola British Virgin Islands

Officers and Directors
  as a Group   (4 persons)                     --                                   --


     (1) Unless otherwise noted, all shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them within 60 days, whether by the exercise of options or warrants, are deemed outstanding in determining the number of shares beneficially owned by such person or group.

(footnotes continued from previous page)

     The ?Percent of Outstanding Shares Owned? is calculated by dividing the ?Number of Shares Beneficially Owned? by the sum of (i) the total outstanding shares of Common Stock of the Company and (ii) the number of shares of Common Stock that such person has the right to acquire within 60 days, whether by exercise of options or warrants. The ?Percent of Outstanding Shares Owned? does not reflect shares beneficially owned by virtue of the right of any person, other than the person named (and affiliates of such person), to acquire them within 60 days, whether by exercise of options or warrants. Ilan Arbel is the President and a director of Multimedia and therefore can control the voting of the shares held by Multimedia.

     It is expected that the following will be considered at the meeting and that action will be taken thereon:

                            I. ELECTION OF DIRECTORS

     The Board of Directors currently consists of three members elected for a term of one year or until their successors are duly elected and qualified.

     An affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to elect the Directors. All proxies received by the Board of Directors will be voted for the election as Directors of the nominees listed below if no direction to the contrary is given. In the event any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxy, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate this will occur.

     The following table sets forth, as of September 28, 1998, the four nominees for election as Directors of the Company:

Name                            Position with Company and Age                                Director Since

Ilan Arbel                      President and Director, 44                                   1991

Rivka Arbel                     Vice President and Director, 45                              1992

Allean Goode                    Secretary, Treasurer, and Director, 63                       1992

Moses Mika                      Director, 78                                                 1998



     The directors of the Company are elected annually by its stockholders and the officers of the Company are appointed annually by its Board of Directors. Vacancies on the Board of Directors may be filled by the remaining directors. Each current director and officer will hold office until the next annual meeting of stockholders, or until his successor is elected and qualified. Rivka Arbel is the sister-in-law of Ilan Arbel and Moses Mika is the father of Ilan Arbel. Ilan Arbel has been President, Chief Executive Officer, and a Director of the Company since 1991. Mr. Arbel was the President, Chief Executive Officer, and a Director of American Toys from its inception in February 1993 until July 1996. He was the President, Secretary and a Director of Multimedia Concepts International, Inc. ("Multimedia") from inception until June 12, 1995 upon the election of Sheikhar Boodram. Mr. Arbel was re-elected as President of Multimedia in May 1996. Since August 1995 Mr. Arbel has been a Director of Multimedia. In May 1993, Mr. Arbel became a Director of Play Co. Toys & Entertainment Corp. ("Play Co."), and from June 1994 until his resignation in April 1997, he was Chairman of the Board of Play Co. Since 1989, he has been the sole Officer and Director of Europe America Capital Corp., a company involved in investments and finance in the United States and Europe. Mr. Arbel is also the sole Officer and Director of European Ventures Corp., a company involved in investments and finance in the United States and Europe. Mr. Arbel is a graduate of the University Bar Ilan in Israel and has B.A. degrees in Economics, Business, and Finance.

     In May 1998, Mr. Arbel and Europe American Capital Corporation (a British Virgin Islands company with which Mr. Arbel is affiliated), without admitting or denying allegations made by the Securities and Exchange Commission (the ?Commission?) in connection with a 1993 stock transaction, consented to (i) permanent injunctions against violating Sections 5(a) and 5(c) of the Securities Act of 1993 (the ?Act?) and Sections 13(d) and 16(a) of the Exchange Act and Rules 13d-1, 16a-2, and 16a-3 thereunder; and (ii) a joint and several disgorgement obligation of $218,118 plus prejudgment interest. In addition, Mr. Arbel consented to pay a penalty of $100,000 pursuant to Sections 20(d) of the Act and 21(d)(3) of the Exchange Act.

     Moses Mika was appointed Director of the Company in March 1998. Mr. Mika has been retired since 1989.

     Allean Goode has been Secretary, Treasurer, and a Director of the Company since September 1992. Ms. Goode was appointed Secretary and Treasurer of Multimedia in March 1998. Ms. Goode was Assistant Secretary of Play Co. from May 1993 until approximately May 1995. From 1991 until September 1992, Ms. Goode acted as an independent contractor performing bookkeeping services for the Company. Ms. Goode was Secretary, Treasurer, and a Director of American Toys from February 1993 until July 1996. From 1981 until 1991, Ms. Goode was employed as Office Manager and Bookkeeper of Via West Sportswear, a New York based manufacturer of sportswear.

     Rivka Arbel has been a Director of the Company since September 29, 1992. From March, 1996 to present she has been a Vice President of the Company. From 1986 to present, Ms. Arbel has been President and a Director of Amigal, Ltd., a producer of men's and women's wear in Israel. Ms. Arbel is the sister-in-law of Ilan Arbel, the Company's President and Chief Executive Officer.

     The Company has agreed to indemnify its Officers and Directors with respect to certain liabilities including liabilities which may arise under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, Officers, and controlling persons of the Company pursuant to any charter, provision, by-law, contract, arrangement, statute or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a Director, Officer, or controlling person of the Company in the successful defense of any such action, suit, or proceeding) is asserted by such Director, Officer, or controlling person of the Company in connection with the Securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act. The Company will be governed by the final adjudication of such issue.

Board Meetings, Committees, and Compensation

     During the fiscal year ended March 31, 1998, no meetings of the Board of Directors were held. Actions were taken on three occasions by unanimous written consent of the Board of Directors, which consent was obtained in lieu of meetings. The Company does not pay its Directors for attendance at Board of Directors meetings or committee meetings.

     The Board of Directors recommends that you vote "FOR" the nominees for Directors.

                             EXECUTIVE COMPENSATION

                 Summary of Cash and Certain Other Compensation

The following provides certain information concerning all Plan and Non-Plan (as defined in Item 402 (a)(ii) of Regulation S-B) compensation awarded to, earned by, paid by the Company during the years ended September 30, 1998, 1997, and 1996 to each of the named executive officers of the Company.

                           Summary Compensation Table
                               Annual Compensation

(a)                               (b)       (c)             (d)                (e)                      (g)
                                                                                                        Securities
Name and Principal                                                             Other Annual             Underlying
Position                          Year      Salary($)       Bonus($)(1)        Compensation($)          Options/ SARs(#)

Ilan Arbel(2)                     1998           -                -                     -                        -
 Chief Executive Officer          1997           -                -                     -                        -
  Of the Company                  1996           -                -                     -                  3,000,000(3)   -


     (1) No bonuses were paid during the periods herein stated.

     (2) Mr. Arbel became the Chief Executive Officer of the Company in February 1991. Mr. Arbel does not receive any compensation from the Company for being an Officer or Director.

     (3) See ?-Employment Agreements? and ?Certain Relationships and Related Transactions.? Employment Agreements

     In May 1996, the Company entered into five year employment agreements with each of Mr. Arbel and Rivka Arbel. Pursuant to such agreements, Mr. Arbel and Ms. Arbel were granted options to purchase an aggregate of 3,000,000 and 400,000 pre-reverse split shares, respectively, of the Company's Common Stock at a purchase price equal to the average bid price for the Company's Common Stock as reported on the Nasdaq SmallCap Stock Market, for a period of ninety days ending five days prior to exercise. See "Certain Relationships and Related Transactions"

1992 Stock Option Plan

     During 1992, the Company adopted the Company's 1992 Stock Option Plan ("the Plan"). The Board believes that the Plan is desirable to attract and retain executives and other key employees of outstanding ability. Under the Plan, options to purchase an aggregate of not more than 15,000 shares of Common Stock may be granted from time to time to key employees, Officers, Directors, advisors, and independent consultants to the Company and its subsidiaries.

     The Board of  Directors  is charged with  administration  of the Plan.  The
Board is generally empowered to interpret the Plan, prescribe rules and regulations relating thereto, determine the terms of the option agreements, amend them with the consent of the optionee, determine the employees to whom options are to be granted, and determine the number of shares subject to each option and the exercise price thereof. The per share exercise price for incentive stock options ("ISOs") will not be less than 100% of the fair market value of a share of the Common Stock on the date the option is granted (110% of fair market value on the date of grant of an ISO if the optionee owns more than 10% of the Common Stock of the Company).

     Options will be exercisable for a term determined by the Board which will not be less than one year. Options may be exercised only while the original grantee has a relationship with the Company or a subsidiary of the Company which confers eligibility to be granted options or up to ninety (90) days after termination at the sole discretion of the Board. In the event of termination due to retirement, the Optionee, with the consent of the Board, shall have the right to exercise his option at any time during the thirty-six (36) month period after such retirement. Options may be exercised up to thirty-six (36) months after death or total and permanent disability. In the event of certain basic changes in the Company, including a change in control of the Company (as defined in the Plan) in the discretion of the Board, each option may become fully and immediately exercisable. ISOs are not transferable other than by will or the laws of descent and distribution. Options may be exercised during the holder's lifetime only by the holder or the guardian or legal representative of the holder. Options granted pursuant to the Plan may be designated as ISOs, with the attendant tax benefits provided under Section 421 and 422A of the Internal Revenue Code of 1986. Accordingly, the Plan provides that the aggregate fair market value (determined at the time an ISO is granted) of the Common Stock subject to ISOs exercisable for the first time by an employee during any calendar year (under all plans of the Company and its subsidiaries) may not exceed $100,000. The Board may modify, suspend or terminate the Plan; provided, however, that certain material modifications affecting the Plan must be approved by the shareholders, and any change in the Plan that may adversely affect an optionee's rights under an option previously granted under the Plan requires the consent of the optionee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In May 1996, the Company entered into five year employment agreements with each of Mr. Arbel and Rivka Arbel. Pursuant to such agreements, Mr. Arbel and Ms. Arbel were granted options to purchase an aggregate of 3,000,000 and 400,000 pre-reverse split shares, respectively. Of the aggregate of 3,400,000 shares, 1,350,000 were exercised at a purchase price of $1.63 per share and 2,050,000 were exercised at a purchase price of $1.75. The price was equal to the average bid price for the Company's Common Stock as reported on the Nasdaq SmallCap Stock Market, for a period of ninety days ending five days prior to exercise. Such options were exercised in May and June 1996, and the shares were subsequently sold in June 1996 in accordance with a Form S-8 registration statement.

     On January 2, 1998, the Company issued 3,571,429 shares of its Common Stock to Multimedia Concepts International, Inc. ("Multimedia"), a company of which Ilan Arbel is President and a Director, at a price of $.28 per share ($.01 above the closing price on December 31, 1997) as payment for $1,000,000 loaned by Multimedia to the Company. As a result of the transaction, the Company became a subsidiary of Multimedia, which owns 78.5% of the outstanding shares of Common Stock of the Company.

                              FINANCIAL INFORMATION

     A Copy of the Company's Annual Report on Form 10-KSB For the fiscal year ended March 31, 1998 and quarter ended June 30, 1998 shall be furnished without the accompanying exhibits to stockholders, without charge, upon written request therefor sent to Allean Goode, Secretary, United Textiles & Toys Corp., 1410 Broadway, Suite 1602, New York, New York 10018.

                               II. OTHER BUSINESS

     As of the date of this proxy statement, the only business which the Board of Directors intends to present and knows that others will present at the Annual Meeting is that herein set forth. If any other matter is properly brought before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

                                             By Order of the Board of Directors,

                                                         Allean Goode, Secretary
October 21, 1998

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.